As filed with the Securities and Exchange Commission on June 27, 2023

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1178401
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 Madison Avenue, Suite 2400
New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan, as Amended

(Full title of the plan)

Michael Rowe

Chief Executive Officer

295 Madison Avenue, Suite 2400

New York, NY 10017

(833) 393-6684
(Name, address and telephone number, including area code, of agent for service)

Copy:

Megan N. Gates, Esq.

Covington & Burling LLP

1 International Place

Boston, MA 02110

(212) 841-1247

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers an aggregate of 1,000,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Eyenovia, Inc. (the “Company” or the “Registrant”) under the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan, as Amended, representing an increase in the number of shares of Common Stock reserved for issuance under such plan as a result of an amendment thereto, which was adopted by the board of directors of the Company on March 6, 2023 and approved by the Company’s stockholders at the Annual Meeting of Stockholders held on June 27, 2023.

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Registrant’s Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 27, 2018 (File No. 333-227049), August 14, 2019 (File No. 333-233280), August 14, 2020 (File No. 333-246288), November 12, 2021 (File No. 333-261035) and August 12, 2022 (File No. 333-266823) are incorporated by reference and made part of this Registration Statement. Any items in such registration statements not expressly changed hereby shall be as set forth in such registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 31, 2023 (File No. 001-38365), as amended by the Company’s Amendment No. 1 to Annual Report on Form 10-K, filed with the Commission on May 1, 2023;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above (other than the portions of those documents not deemed to be filed); and

(c) The description of the Company’s Common Stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 31, 2023 (File No. 001-38365).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 29, 2018).

4.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1.1 of the Registrant’s Current Report on Form 8-K filed on June 14, 2018).

4.3	Second Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on February 7, 2022).

4.4	Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan, as Amended (incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on June 27, 2023).

5.1*	Opinion of Covington and Burling LLP.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Covington and Burling LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fees Exhibit.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 27, 2023.

EYENOVIA, INC.

By:	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael Rowe and John Gandolfo, and each of them singly (with full power to each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Rowe	Chief Executive Officer	June 27, 2023
Michael Rowe	(Principal Executive Officer) and Director

/s/ John Gandolfo	Chief Financial Officer	June 27, 2023
John Gandolfo	(Principal Financial and Accounting Officer)

/s/ Tsontcho Ianchulev	Director	June 27, 2023
Tsontcho Ianchulev

/s/ Rachel Jacobson	Director	June 27, 2023
Rachel Jacobson

/s/ Charles E. Mather IV	Director	June 27, 2023
Charles E. Mather IV

/s/ Ram Palanki	Director	June 27, 2023
Ram Palanki

	Director	June 27, 2023
Ellen R. Strahlman